Exhibit 99.01

RESOLUTION OF THE SHAREHOLDERS

OF

CANNABICS PHARMACEUTICALS INC.

The following is a true copy of the resolution duly adopted by the Majority of the Shareholders of the Corporation at a special meeting, notice to this meeting having been waived,

WHEREAS there has been presented to and considered by this meeting a Motion to effectuate a new Board of Directors of the Company;

NOW THEREFORE BE IT RESOLVED that the majority of shareholders having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to NRS 78.320, have overwhelmingly decided and RESOLVED that we have elected:

SHAY AVRAHAM SARID

The Above qualified person has been nominated, and has accepted their position as DIRECTOR and OFFICER of the Company.

At the same time, DR. ZOHAR KOREN, has stepped down from his position as Director of the company, though shall continue in his devotion to the affairs of the company.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

Dated: 23rd January, 2015

/s/ Itamar Borocho

Itamar Borochov, Director, CEO

on behalf of Cannabics, Inc., Majority Shareholders